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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our report dated March 26, 1998, on our audits of the financial statements of Eltrax Systems, Inc. We also consent to the reference to our firm under the captions "Experts."



Coopers & Lybrand L.L.P.
Detroit, Michigan
May 29, 1998